UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2002

Summus, Inc.
 (Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hannover Square Suite 600 434 Fayetteville Street Mall Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.         Other Events.

                   Summus, Inc. (USA) issued guidance on its projected financial information for the remainder of fiscal 2002 and 2003.  Summus  projects gross revenues in excess of  $8.0 million and net cash flow from operations of approximately ($10.0 million) for the third and fourth quarters of 2002.  Summus also expects gross revenues in excess of $100.0 million; net cash flow from operations in excess $15.0 million; and income before taxes in excess of $35.0 million in 2003.  A complete copy of the guidance, including all of Summus’ assumptions, is attached to this Current Report on Form 8-K as Exhibit 99.1.

                   Summus, Inc. will also post a letter to its shareholders on its web site on May 10, 2002.  All shareholders can access the letter at www.summus.com.   A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.2, and all shareholders are encouraged to go to the web site to review it.

Item 7.         Financial Statements and Other Exhibits.

    99.1   Summus, Inc. (USA) Guidance Press Release dated May 9, 2002.

    99.2   Summus, Inc. (USA) Letter to Shareholders dated May 10, 2002.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 10, 2002	SUMMUS, INC. (USA) By: /s/ Robert S. Lowrey Robert S. Lowrey Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summus, Inc. (USA) Guidance Press Release dated May 9, 2002.
99.2	Summus, Inc. (USA) Letter to Shareholders dated May 10, 2002.